Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2011, accompanying the consolidated financial statements incorporated by reference in the Annual Report of AssuranceAmerica Corporation on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of AssuranceAmerica Corporation on Form S-8 (File No. 333-167126, effective May 27, 2010).

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

March 28, 2011